UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of earliest event reported: August 17, 2017

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
(c)    Gentex Corporation announced that Steve Downing, age 39, was appointed as the Company's President, Chief Operating Officer, Interim Chief Financial Officer, and Treasurer effective as of August 17, 2017. Mr. Downing has been the Company's: Senior Vice President and Chief Financial Officer and Treasurer since June 2015; Vice President of Finance and Chief Financial Officer from May 2013 to June 2015; and Vice President of Commercial Management from July 2012 to May 2013. He has been employed by the Company since 2002, beginning as a financial analyst, moving on to senior financial analyst, and then serving in various roles in commercial management, including Director of Commercial Management, until his promotion to Vice President-Commercial Management. He is a summa cum laude graduate of Liberty University with a Bachelor of Science Degree in Finance and Management.

Mr. Downing does not currently have a written employment agreement as is the case with all other U.S. employees of the Company. The Company is currently negotiating the terms of Mr. Downing's employment arrangement, which will be effective upon approval by the Board of Directors. Mr. Downing does not have any family relationships with any director or executive officer of the Company. A copy of the Company's News Release concerning this announcement is attached as Exhibit 99.1.

Section 9.    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibit

99.1 – News Release Dated August 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2017
GENTEX CORPORATION
(Registrant)

By    /s/ Kurt Wassink
Kurt Wassink
Vice President - Human Resources

EXHIBIT INDEX

99.1    News Release Dated August 22, 2017